Exhibit 10(xii)

                           REVOLVING CREDIT AGREEMENT

                          Dated as of January 19, 2000

                                      among

                         THE STRIDE RITE CORPORATION,




                      the BANKS listed on Schedule 1 hereto

                                       and

                              BANKBOSTON, N.A.,
                             as Agent for the Banks

                                      with

                      BANCBOSTON ROBERTSON STEPHENS INC.
                            having acted as Arranger

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                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT is made as of January 19, 2000, by and among The Stride Rite Corporation, (the "Borrower"), a Massachusetts corporation having its principal place of business at 191 Spring Street, Lexington, Massachusetts 02421, and BankBoston, N.A., a national banking association, and the other lending institutions listed on Schedule 1, and BankBoston, N.A. as agent for itself and such other lending institutions.

                 1.  DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

      Additional Bank.  See Section 2.4.3.

      Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

      Adjustment Date. The first day of the calendar month immediately following the month in which a Compliance Certificate is delivered by the Borrower pursuant to Section 7.4(c).

      Agent.  BankBoston, N.A. acting as agent for the Banks.

      Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

      Applicable Pricing. With respect to the LIBOR Rate, the Facility Fee, and Letter of Credit Fees, the rate per annum specified in the table below as the LIBOR Margin, Facility Fee Rate and Letter of Credit Rate, respectively, in the Rate Level row opposite the Fixed Charge Coverage Ratio as of the last day of the most recent fiscal quarter for which the Borrower has delivered financial statements pursuant to Section.7.4 and the related Compliance Certificate of the Borrower referred to in Section.7.4(c):

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      ---------------------------------------------------------------

                                              Facility    Letter of

      Rate    Fixed Charge          LIBOR     Fee         Credit
      Level   Coverage Ratio        Margin    Rate        Rate
      ---------------------------------------------------------------

      1       Less than 2.35:1      0.825%    0.425%      0.875%
      ---------------------------------------------------------------

      2       equal  to or  greater 0.625%    0.375%      0.750%
              than  2.35:1 and less
              than 3.50:1
      ---------------------------------------------------------------

      3       equal  to or  greater 0.425%    0.325%      0.625%
              than 3.50:1
      ---------------------------------------------------------------

provided, however, that the LIBOR Margin, Facility Fee Rate and Letter of Credit Rate shall not be less than as set forth in Rate Level 2 above for the period commencing on the date hereof and ending on July 15, 2000. For the purposes of this Credit Agreement, any change in the Applicable Pricing shall become effective on the Adjustment Date. If the Borrower shall fail to deliver the financial statements referred to in Section 7.4 and the related Compliance Certificate referred to in Section.7.4(c) indicating such Fixed Charge Coverage Ratio, then the Applicable Pricing shall automatically, and without any further act of the Agent, equal the highest Applicable Pricing set forth in the table above.

      Arranger. BancBoston Robertson Stephens Inc., in its capacity as arranger of the credit facilities provided under the Loan Documents.

      Assignment and Acceptance.  Section 18.1.

      Balance Sheet Date.  December 3, 1999.

      Banks. BKB and the other lending institutions listed on Schedule 1 hereto, as it may be amended from time to time by the addition of other lending institutions pursuant to Section 2.4, and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 18.

      Base Rate. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

      BKB.  BankBoston,   N.A.,  a  national  banking   association,   in  its
individual capacity.

      Borrower.  As defined in the preamble hereto.

      Business Day. Any day on which banking institutions in Boston, Massachusetts, and New York, New York, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a Eurodollar Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

      Capital Expenditures. Amounts paid or Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term Indebtedness to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

      Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      CERCLA.  See Section 6.17(a).

      Closing Date. The first date on which the conditions set forth in Section 10 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

      Code.  The Internal Revenue Code of 1986, as amended.

      Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

      Commitment Increase Request.  See  Section 2.4.1.

      Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

      Competitive Bid Loans. Revolving credit loans made hereunder to the Borrower by any of the Banks, such loan or loans on any single occasion being made by one or more of the Banks whose offer to make a revolving credit loan as a part of the requested Competitive Bid Loan on such occasion has been accepted by the Borrower under the auction bidding procedure described in Section 2.9.

      Competitive Bid Note.  See Section 2.9.1(b).

      Competitive Bid Quote. An offer by a Bank to make a Competitive Bid Loan in accordance with Section 2.9.

      Competitive Bid Quote Request.  See Section 2.9.1(c).

      Competitive Bid Rate.  See Section 2.9.1(e)(ii)(C).

      Compliance Certificate.  See Section 7.4(d).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

      Consolidated EBITDA. The consolidated earnings (or loss) from operations (excluding all extraordinary and nonrecurring items of income (or loss, but only to the extent not involving cash charges)) of the Borrower and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, plus depreciation, amortization and all other nonrepetitive noncash charges for such period (including without limitation noncash charges relating to the granting or repricing of stock options), all as determined in accordance with generally accepted accounting principles.

      Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

      Consolidated Operating Cash Flow. For any period, an amount equal to (i) the sum of (A) Consolidated EBITDA for such period, plus (B) Includable Interest Income for such period, less (ii) to the extent not already deducted in the determination of Consolidated EBITDA, Capital Expenditures made during such period.

      Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

      (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing;

      (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date (excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52); and

      (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

      Consolidated Total Assets. The sum of (i) all assets ("consolidated balance sheet assets") of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, plus (ii) without duplication, all assets leased by the Borrower or any Subsidiary as lessee under any synthetic lease referred to in clause (vi) of the definition of the term Indebtedness to the extent that such assets would have been consolidated balance sheet assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease, plus (iii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term Indebtedness to the extent that such receivables would have been consolidated balance sheet assets had they not been sold.

      Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, or any synthetic lease referred to in clause (vi) of the definition of the term Indebtedness.

      Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries.

      Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.8.

      Credit  Agreement.  This  Revolving  Credit  Agreement,   including  the
Schedules and Exhibits hereto.

      Default.  See Section 12.1.

      Delinquent Bank.  See Section 14.5.3.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Drawdown Date. The date on which any Syndicated Loan is made or is to be made, and the date on which any Syndicated Loan is converted or continued in accordance with Section 2.8.

      EBIT. With respect to any Person, the earnings (or loss) from operations of such Person (excluding all extraordinary and nonrecurring items of income (or loss, but only to the extent not involving cash charges)) for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, all as determined in accordance with generally accepted accounting principles.

      Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

      Employee  Benefit  Plan.  Any employee  benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

      Environmental Laws.  See Section 6.17(a).

      EPA.  See Section 6.17(b).

      ERISA.  The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

      Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Event of Default.  See Section 12.1.

      Facility Fee.  See  Section 2.2.

      Facility Fee Rate.  See definition of Applicable Pricing.

      Fixed Charge Coverage Ratio.  See Section 9.1.

      generally accepted accounting principles. (i) When used in Section 9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2)of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guaranty. The Guaranty referred to in Section 5.13, in the form of Exhibit B hereto, made by each Significant Subsidiary of the Borrower in favor of the

      Banks and the Agent pursuant to which such Subsidiary guaranties to the Banks and the Agent the payment and performance of the Obligations.

      Hazardous Substances.  See Section 6.17(b).

      Includable Interest Income. For any period, (i) interest income earned on cash balances of the Borrower and its Subsidiaries, less (ii) an amount equal to $10,000,000 multiplied by the average thirty (30) day LIBOR Rate during such period.

      Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

      (i) every obligation of such Person for money borrowed (other than obligations in respect of borrowings against the cash value of insurance policies owned by such Person, provided that such obligations do not have enforcement recourse to other assets of such Person),

      (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

      (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

      (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

      (v)   every obligation of such Person under any Capitalized Lease,

      (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

      (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

      (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

      (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

      (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

      (xi) every obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

      The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

      Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

      Interest Payment Date. (i) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including without limitation the calendar quarter which includes the Drawdown Date of such Base Rate Loan; and (ii) as to any LIBOR Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Loan (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement: (A) for any Base Rate Loan, the last day of the calendar quarter; (B) for any LIBOR Rate Loan, 1, 2, 3 or 6 months; (C) for any Competitive Bid Loan, from 10 to 90 days, and (D) for any Swing Line Loan, from 1 to 30 days; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

      (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

      (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

      (c) if the Borrower shall fail to give notice as provided in Section 2.8, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

      (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

      (e) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

      International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, other equity or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Letter of Credit.  See Section 4.1.1.

      Letter of Credit Application.  See Section 4.1.

      Letter of Credit Fee.  See Section 4.6.

      Letter of Credit Participation.  See Section 4.1.4.

      Letter of Credit Rate.  See definition of Applicable Pricing.

      LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

      LIBOR Margin.  See definition of Applicable Pricing.

      LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the eurocurrency Reserve Rate, if applicable.

      LIBOR Rate Loans. Loans bearing interest calculated by reference to the LIBOR Rate.

      Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Guaranties.

      Loan Request.  See Section 2.6.

      Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2, whether Syndicated Loans or Competitive Bid Loans, and Swing Line Loans made by BKB pursuant to Section 2.10.

      Majority Banks. As of any date, the Banks whose aggregate Commitments constitute at least fifty percent (50%) of the Total Commitment; and after the Total Commitment has been terminated, the Banks holding at least fifty percent (50%) of the outstanding principal amount of the Loans on such date.

      Maturity Date. The third anniversary of the Closing Date or, if such date is not a Business Day, the Business Day next preceding such anniversary.

      Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      Multiemployer  Plan.  Any  multiemployer  plan  within  the  meaning  of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Notes. The Revolving Credit Notes, the Competitive Bid Notes and the Swing Line Notes, or, when used in the singular, any of such Notes.

      Note Record.  A Record with respect to a Note.

      Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

      outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      PBGC. The Pension Benefit Guaranty Corporation created byss.4002 of ERISA and any successor entity or entities having similar responsibilities.

      Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

      Permitted Acquisition.  See Section 8.5.3.

      Permitted Distributions.  See Section 8.4.

      Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

      Person.  Any  individual,  corporation,   partnership,  limited  liability
company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      RCRA.  See Section 6.17(a).

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

      Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

      Register.  See  Section 18.3.

      Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 4.2.

      Rental Expense. For any period, all obligations of the Borrower and its Subsidiaries under any rental agreements or leases of real property, other than
(i) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (ii) obligations in respect of any Capitalized Leases.

      Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

      Revolving Credit Notes.  See Section 2.5.

      SARA.  See Section 6.17(a).

      Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities. The term includes BancBoston Robertson Stephens Inc.

      Significant Subsidiary. Any Subsidiary of the Borrower (a) the book value of the total assets of which, as of the Balance Sheet Date or of the last day of the most recent fiscal period for which financial statements have been furnished pursuant to ss.7.4, equals or exceeds $5,000,000, or (b) the EBIT of which for the fiscal period then ended equals or exceeds 5% of the Consolidated EBIT of the Borrower and its Subsidiaries; provided that, if all

      Subsidiaries of the Borrower which are not Significant Subsidiaries pursuant to the foregoing test (the "Excluded Subsidiaries") have an aggregate EBIT for the fiscal period then ended exceeding 15% of the Consolidated EBIT of the Borrower and its Subsidiaries, then one or more of the largest Excluded Subsidiaries shall be deemed Significant Subsidiaries until the aggregate EBIT of the Excluded Subsidiaries does not exceed such limit.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Substantially the Same Business. With respect to the businesses conducted by the Borrower and its Subsidiaries, such businesses conducted on the date hereof and other marketing and retail lines of business.

      Swing Line Loan Maturity Date. With respect to any Swing Line Loan, the date specified by the Borrower in the Swing Line Loan Request relating thereto as the maturity date of such Swing Line Loan, which in no event shall be later than the earlier to occur of (i) thirty (30) days after the Drawdown Date of such Swing Line Loan and (ii) the Maturity Date.

      Swing Line Loan Request.  See Section 2.10.1.

      Swing Line Loans.  See Section 2.10.1.

      Swing Line Note.  See Section 2.10.5.

      Swing Line Rate. A fixed rate per annum quoted by BKB in its discretion pursuant to Section 2.10.2, such rate not to exceed the Base Rate in effect on the date of quotation.

      Syndicated   Loans.   Revolving  credit  loans  made  by  the  Banks  in
accordance with their respective Commitment Percentages pursuant to Section 2.1.

      Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

      Total Funded Debt. As of any date of determination, on a consolidated basis in accordance with generally accepted accounting principles, an amount equal to the sum of (a) all Indebtedness of the Borrower and its Subsidiaries relating to the borrowing of money or the utilization of credit (including letters of credit, other than (i) documentary letters of credit and (ii) standby letters of credit to the extent the same support Indebtedness otherwise included in Total Funded Debt), and (b) all obligations of the Borrower and its Subsidiaries in respect of Capitalized Leases.

      Type. As to any Syndicated Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

      Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with Section 4.2.

      Utilization Fee.  See Section 2.2.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      1.2.  Rules of Interpretation.

      (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

      (b) The singular includes the plural and the plural includes the singular.

      (c) A reference to any law includes any amendment or modification to such law.

      (d) A reference to any Person includes its permitted successors and permitted assigns.

      (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

      (f)   The words "include", "includes" and "including" are not limiting.

      (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

      (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

      (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

      (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word

      "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

      (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

      (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                         2.  THE REVOLVING CREDIT FACILITY.

      2.1. Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.7, such Syndicated Loans as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Syndicated Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 11 and 12, in the case of the initial Loans to be made on the Closing Date, and Section 12, in the case of all other Loans, have been satisfied on the date of such request.

      2.2.  Facility Fee and Utilization Fee.

            2.2.1. Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee (the "Facility Fee") calculated at the Applicable Facility Fee Rate (as set forth in the Applicable Pricing) on the average daily amount of each Bank's Commitment during each calendar quarter or portion thereof from the date hereof to the Maturity Date (without regard to whether any Loans by such Bank have been during such period outstanding and whether the availability of such Commitment has been during the such period reduced by outstanding Competitive Bid Loans or Swing Line Loans).

            2.2.2. Utilization Fee. In addition to the Facility Fee, the Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages, a utilization fee (the "Utilization Fee"), for each day of each calendar quarter or portion thereof from the date hereof to the Maturity Date on which the total amount outstanding hereunder in respect of Loans, the Maximum Drawing Amount and Unpaid Reimbursement Obligations (the "Total Outstandings") exceeds fifty percent (50%) of the Total Commitment, in an amount equal to one-eighth of one percent (0.125%) per annum of the Total Outstandings.

            2.2.3. Payment. The Facility Fee and the Utilization Fee shall be payable quarterly in arrears on the last day of each calendar quarter for such quarter, commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

      2.3. Reduction of Total Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $5,000,000 or an integral multiple thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

      2.4.  Increase of Total Commitment; Additional Banks.

            2.4.1. Commitment Increase Request. The Borrower shall have the right upon one occasion by written notice to the Agent (a "Commitment Increase Request") to request an increase in the Total Commitment by an amount equal to $25,000,000 (the "Increase Amount"), up to a maximum Total Commitment of $100,000,000; provided that, at the time of the Commitment Increase Request and at the time such request would become effective, no Default or Event of Default has occurred and is continuing or would exist after giving effect to such increase in the Total Commitment. Any such increase in the Total Commitment shall become effective only upon written notice by the Agent to the Borrower and the Banks stating the new Total Commitment and, in respect thereof, the respective Commitment amounts and Commitment Percentages of the Banks (including, if applicable, any Additional Bank).

            2.4.2. Banks' First Refusal Right. The Agent shall promptly upon receipt of any Commitment Increase Request send a copy thereof to the Banks. Each of the Banks shall have the right (but not the obligation) to increase its Commitment in connection with the increased Total Commitment, exercisable by written notice to the Agent within fifteen (15) Business Days following the date of the Commitment Increase Request specifying the maximum amount (not exceeding the Increase Amount) by which such Bank is willing to increase its Commitment. In the event that the responding Banks shall have offered to increase their Commitments by an aggregate amount exceeding the Increase Amount, the Agent shall allocate the Increase Amount to the respective Commitments of the responding Banks as nearly as possible (in such multiples, not less than $100,000, as the Agent may deem appropriate, and in the event that the aggregate Commitment increases offered by the Banks shall not equal or exceed the Increase Amount, subject to reduction for the Commitment of one or more Additional Banks pursuant to Section 2.4.3) in the proportion of the respective Banks' Commitment increase offers.

            2.4.3. Additional Banks. In the event that the aggregate Commitment increases offered by the Banks shall not equal or exceed the Increase Amount, one or more other commercial banks which would qualify as an Eligible Assignee (an "Additional Bank") and which are acceptable to each of the Agent and Borrower may be admitted as a Bank party to this Credit Agreement in accordance with the provisions of Section 18.10, provided that the Commitment of any such Additional Bank shall not be less than $5,000,000 nor greater than the Increase Amount.

      2.5. The Revolving Credit Notes. The Syndicated Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or, in the event of the admission of any Additional Bank pursuant to Section
2.4.3 and Section 18.10, dated as of the effective date specified in the Instrument of Adherence executed and delivered by such Additional Bank pursuant to Section 18.10) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Syndicated Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      2.6.  Interest on Loans.  Except as otherwise provided in Section 5.11,

      (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at Base Rate.

      (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the LIBOR Rate determined for such Interest Period, plus the LIBOR Margin set forth in the Applicable Pricing.

      (c) The Borrower promises to pay interest on each Syndicated Loan in arrears on each Interest Payment Date with respect thereto.

      2.7. Requests for Loans. The Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Syndicated Loan requested hereunder (a "Loan Request") no later than (i) 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (ii) two (2) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (A) the principal amount of the Syndicated Loan requested,
(B) the proposed Drawdown Date of such Syndicated Loan, (C) the Interest Period for such Syndicated Loan and (D) the Type of such Syndicated Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Syndicated Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 and an integral multiple of $1,000,000.

      2.8.  Conversion Options.

            2.8.1. Conversion to Different Type of Syndicated Loan. The Borrower may elect from time to time to convert any outstanding Syndicated Loan to a Syndicated Loan of another Type, provided that (i) with respect to any such conversion of a Syndicated Loan to a Base Rate Loan, the Borrower shall give the Agent at least two (2) Business Days prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least two (2) LIBOR Business Days prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Syndicated Loans of any Type may be converted into a Syndicated Loan of another Type as provided herein, provided that any partial conversion shall be in a minimum aggregate principal amount of $5,000,000 and an integral multiple of $1,000,000. Each Conversion Request relating to the conversion of a Syndicated Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

            2.8.2. Continuation of Type of Syndicated Loan. Any Syndicated Loan of any Type may be continued as a Syndicated Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.8.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.8 is scheduled to occur.

            2.8.3. LIBOR Rate Loans. Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

    2.9.  Competitive Bid Loans.

                2.9.1.  Competitive Bid Borrowings.

                  (a) The Competitive Bid Option. In addition to the Syndicated Loans permitted to be made hereunder pursuant to Section 2.1 hereof, the Borrower may, from time to time pursuant to the terms of this Section 2.9, cause the Agent to request the Banks to make offers to fund Competitive Bid Loans to the Borrower from time to time prior to the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this
Section 2.9. Each Bank may make Competitive Bid Loans in an aggregate amount (after giving effect to all amounts requested) not to exceed $30,000,000, provided that (i) the aggregate principal amount of Competitive Bid Loans outstanding at any time (after giving effect to all amounts requested) shall not be less than $5,000,000 nor more than $30,000,000, and (ii) the sum of (A) the aggregate amount of all outstanding Syndicated Loans plus (B) the aggregate amount of all outstanding Swing Line Loans, plus (C) the Maximum Drawing Amount, plus (D) all Unpaid Reimbursement Obligations, plus (E) the aggregate amount of all outstanding Competitive Bid Loans (after giving effect to all amounts requested) shall at no time exceed the Total Commitment.

                  (b) Competitive Bid Notes. The Competitive Bid Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D-1 attached hereto (each a "Competitive Bid Note"), dated as of the Closing Date and completed with appropriate insertions. A Competitive Bid Note shall be payable to the order of each Bank in a principal amount equal to the Total Commitment or, if less, the outstanding amount of all Competitive Bid Loans made by such Bank to the Borrower hereunder, plus interest accrued thereon. The Borrower irrevocably authorizes each Bank to make, at or about the time of the Drawdown Date of any Competitive Bid Loan made by such Bank or at the time of receipt of the payment of principal of such Competitive Bid Loan, an appropriate notation on the Record attached to such Bank's Competitive Bid Note reflecting the making of such Competitive Bid Loan and repayments thereof. All such notations shall constitute prima facie evidence of the amount of such Competitive Bid Loans and the repayments thereof, but the failure to record, or any error in so recording such amount on such Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Competitive Bid Note to make payments of principal or interest on any Competitive Bid Note when due.

                  (c) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.9, it shall transmit to the Agent by telex, facsimile or electronic mail a Competitive Bid Quote Request substantially in the form of Exhibit D-2 attached hereto (a "Competitive Bid Quote Request") so as to be received no later than 1:00 p.m. (Boston time) on the second Business Day prior to the requested Drawdown Date, specifying (i) the requested Drawdown Date (which must be a Business Day), (ii) the amount of such Competitive Bid Loan (which must be a minimum of $5,000,000 or any greater integral multiple of $1,000,000 and may not exceed $30,000,000 (after giving effect to all amounts requested), and (iii) the Interest Period of such Competitive Bid Loan (which may not be fewer than ten (10) nor more than ninety (90) days and may not extend beyond the Maturity Date). A Competitive Bid fee of $750 shall be payable by the Borrower to the Agent with respect to each Competitive Bid Quote Request on the date of the delivery of such request. The Borrower may request offers to make Competitive Bid Loans for one amount and three Interest Periods in a single Competitive Bid Quote Request.

                  (d) Invitation for Competitive Bid Quotes;  Alternative Manner
of Auction. Subsequent to timely receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex, facsimile or electronic mail an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D-3 attached hereto (an "Invitation for Competitive Bid Quotes"), as promptly as possible but not later than 3:00 p.m. (Boston time) on the second Business Day prior to the requested Drawdown Date which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.9. If, after receipt by the Agent of a Competitive Bid Quote Request from the Borrower in accordance with subsection
(c) of this Section 2.9.1, the Agent or any Bank shall be unable to complete any procedure of the auction process described in subsections (d) through (g) (inclusive) of this Section 2.9.1 due to the inability of such Person to transmit or receive communications through the means specified therein, such Person may rely on telephonic notice for the transmission or receipt of such communications. In any case where such Person shall rely on telephone transmission or receipt, any communication made by telephone shall, as soon as possible thereafter, be followed by written confirmation thereof.

                  (e)  Submission and Contents of Competitive Bid Quotes.

                        (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (e) and must be submitted to the Agent by telex, facsimile or electronic mail not later than 10:00 a.m. (Boston time) on the requested Drawdown Date, provided, that Competitive Bid Quotes may be made by the Agent in its capacity as a Bank only if it notifies the Borrower of the terms of its Competitive Bid Quote no later than 9:30 a.m. (Boston time) on the requested Drawdown Date. Subject to the provisions of Sections 10, 11, and 12 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                        (ii)  Each   Competitive   Bid   Quote   shall  be  in
substantially the form of Exhibit D-4 attached hereto and shall in any case specify: (A) the requested Drawdown Date and Interest Periods, (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (x) may be greater than the Commitment of the quoting Bank but may not exceed $30,000,000, (y) must be $2,000,000 or a larger multiple of $1,000,000 and (z) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested, (C) the fixed rate of interest per annum (rounded to the nearest 1/1000th of 1%) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan, and (D) the identity of the quoting Bank.

                        (iii) Any Competitive Bid Quote shall be disregarded if it: (A) is not substantially in the form of Exhibit D-4 attached hereto or does not specify all of the information required by subsection (e)(ii) of this
Section 2.9.1; (B) contains qualifying, conditional or similar language (except that it may, in the case of a quote relating to more than one Interest Period, contain the condition that the Bank will fund any one, but not more, of the Competitive Bid Loans offered in such Competitive Bid Quote); (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or (D) arrives after the time set forth in subsection
(e)(i) of this Section 2.9.1.

                  (f) Notice to Borrower. Not later than 10:30 a.m. (Boston time) on the requested Drawdown Date, the Agent shall notify the Borrower of the terms of all Competitive Bid Quotes submitted by the Banks in accordance with subsection (e) of this Section 2.9.1. The Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, and (ii) the respective principal amounts and Competitive Bid Rates so offered.

                  (g) Acceptance and Notice by Borrower. Not later than 11:00 a.m. (Boston time) on the requested Drawdown Date, the Borrower shall notify the Agent, and the Agent shall promptly notify each Bank with respect to its offer, of the Borrower's acceptance or non-acceptance of the offers of which it was notified pursuant to subsection (f) of this Section 2.9.1. In the case of an acceptance, such notice shall (i) be substantially in the form of Exhibit D-5 attached hereto (a "Notice of Competitive Bid Borrowing"), (ii) be irrevocable by the Borrower, and (iii) specify the aggregate principal amount of offers for each Interest Period that are accepted. Each acceptance by the Borrower of Competitive Bid Loans hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 10 and 11 hereof have been satisfied on the date of such acceptance. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that: (A) the aggregate principal amount of each Competitive Bid Loan may not exceed the applicable amount set forth in the related Competitive Bid Quote Request, (B) the aggregate principal amount of each Competitive Bid Loan must be $2,000,000 or a larger multiple of $1,000,000, and (C) acceptance of offers may only be made on the basis of ascending Competitive Bid Rates.

                  (h) Allocation by Agent; Usage of Commitments. If offers are made by two or more Banks with the same Competitive Bid Rates, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $100,000 as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. If any such Bank has indicated a minimum acceptable Competitive Bid Loan in its Competitive Bid Request, and under the procedures of this subsection (h), the Agent would have allocated to it an amount less than such minimum, such Competitive Bid Quote will instead be deemed to have been withdrawn. Determination by the Agent of the amounts of Competitive Bid Loans and the allocation thereof shall be conclusive in the absence of manifest error. The Agent shall, promptly after the funding of any Competitive Bid Loan, notify the Banks thereof pursuant to a notice substantially in the form of Exhibit D-6 attached hereto.

                  (i) Funding of Competitive Bid Loans. If, on or prior to the Drawdown Date of any Competitive Bid Loan, the Total Commitment has not terminated in full and if, on such Drawdown Date, the applicable conditions of ss.ss.10 and 11 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Loan so accepted as provided in Section 2.11.1 hereof.

                2.9.2.  Maximum Competitive Bid Loans; Funding Losses.

                  (a)   Notwithstanding   any  other  provision  herein  to  the
contrary, at no time shall the aggregate principal amount of Competitive Bid Loans outstanding at any time exceed the lesser of (i) $30,000,000 and (ii) the Total Commitment, minus the sum of (A) the aggregate principal amount of Syndicated Loans outstanding at such time plus (B) the aggregate principal amount of Swing Line Loans outstanding at such time plus (C) the Maximum Drawing Amount plus (D) all Unpaid Reimbursement Obligations.

                  (b) If after acceptance of any Competitive Bid Quote pursuant to Section 2.9.1(f) hereof, the Borrower fails to borrow any Competitive Bid Loan so accepted on the date specified therefor, the Borrower shall indemnify the Bank funding such Loan against any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Competitive Bid Loans, including, without limitation, compensation as provided in Section 5.10 hereof.

            2.9.3. Repayment of Competitive Bid Loans. The principal of each Competitive Bid Loan shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto, and the Borrower hereby absolutely and unconditionally promises to pay to the Agent, for the accounts of the relevant Banks, on the last day of the Interest Period relating thereto the principal amount of all such Competitive Bid Loans plus interest thereon at the applicable Competitive Bid Rate. Subject to the terms of this Credit Agreement, the Borrower may reborrow any amounts so repaid from time to time prior to the Maturity Date.

    2.10.  The Swing Line.

            2.10.1. The Swing Line Loans. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower to BKB in accordance with this Section 2.10, BKB agrees to make loans to the Borrower (the "Swing Line Loans") on any Business Day prior to the Maturity Date in an aggregate principal amount (together with all other outstanding Swing Line Loans) not to exceed $10,000,000 at any one time outstanding. Each Swing Line Loan shall be in a minimum amount equal to $1,000,000 and in an integral multiple thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amountof all outstanding Swing Line Loans exceed the lesser of (i) the Commitment of BKB then in effect, minus the sum of (without duplication)(A) the aggregate principal amount of all Syndicated Loans by BKB outstanding, (B) the aggregate amount of all Competitive Bid Loans by BKB outstanding and (C) BKB's Commitment Percentage of the Maximum Drawing Amount plus all unpaid Reimbursement Obligations, and
(ii) the Total Commitment then in effect, minus the sum of (without duplication)
(A) the aggregate principal amount of all Syndicated Loans outstanding, (B) the aggregate amount of Competitive Bid Loans outstanding, (C) the Maximum Drawing Amount, and (D) all Unpaid Reimbursement Obligations.

            2.10.2. Notice of Borrowing. When the Borrower desires BKB to make a Swing Line Loan, it shall send to BKB written notice in the form of Exhibit E-1 hereto (or telephonic notice confirmed in a writing in the form of Exhibit E-1 hereto) of each Swing Line Loan requested hereunder (a "Swing Line Loan Request") not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Swing Line Loan. Each such Swing Line Request Confirmation shall set forth the principal amount of the proposed Swing Line Loan and the Swing Line Loan Maturity Date relating to such Swing Line Loan, which shall in no event be later than the earlier of (i) the thirtieth (30th) day after the Drawdown Date and (ii) the Maturity Date. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Swing Line Loan, BKB shall notify the Borrower of the Swing Line Rate at which BKB is willing to make the requested Swing Line Loan. If the Borrower desires to borrow the requested Swing Line Loan at the Swing Line Rate, it shall confirm such desire by telex, facsimile or electronic mail (a "Swing Line Request Confirmation") not later than 2:30 p.m. (Boston time) on the proposed Drawdown Date. Each Swing Line Loan Request Confirmation shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Line Loan from BKB on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Credit
Agreement, on the proposed Drawdown Date BKB shall make the Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the account specified by the Borrower; provided that BKB shall not advance any Swing Line Loans after it has received notice from any Bank that a Default or Event of Default has occurred and stating that no new Swing Line Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement.

            2.10.3. Interest on Swing Line Loans. Each Swing Line Loan shall, except as otherwise provided in ss.5.11 hereof, bear interest from the

      Drawdown Date thereof until repaid in full at the rate per annum equal to the Swing Line Rate quoted for such Swing Line Loan, which shall be paid on each Interest Payment Date for Base Rate Loans.

            2.10.4. Repayment of Swing Line Loans. The Borrower shall repay each outstanding Swing Line Loan on or prior to the Swing Line Loan Maturity Date relating thereto. Upon notice by BKB on any Business Day following the Swing Line Loan Maturity Date relating to each Swing Line Loan, in the event that the Borrower has not repaid such Swing Line Loan, each of the Banks hereby agrees to make Syndicated Loans to the Borrower constituting Base Rate Loans, on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding and overdue. The proceeds thereof shall be applied directly by BKB to repay outstanding Swing Line Loans. Each Bank hereby absolutely, unconditionally and irrevocably agrees to make such Syndicated Loans upon one Business Day's notice as set forth above, notwithstanding (i) that the amount of such Syndicated Loan may not comply with the applicable minimums set forth herein, (ii) the failure of the Borrower to meet the applicable conditions set forth herein, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, and (iv) the Total Commitment in effect at such time. In the event that it is impracticable for such Syndicated Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Syndicated Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from BKB, and BKB shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Banks to share in such Swing Line Loans pro rata based on their respective Commitment
Percentages (without regard to any termination of the Total Commitment hereunder) by making available to BKB an amount equal to such Bank's participation in the Swing Line Loans; provided that (x) all interest payable on the Swing Line Loans (other than interest received by BKB pursuant to clause (y) below) shall be for the account of BKB as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Bank shall be required to pay BKB interest on the principal amount of the participation so purchased for each day from and including the date such Loan would otherwise have been made until the date of payment for such participation at the rate of interest then applicable to such Swing Line Loans during such period. The Borrower shall have the right, at its election, to repay the outstanding amount of a Swing Line Loan, as a whole or in part, at any time without penalty or premium, provided that any full or partial repayment of the outstanding amount of any Swing Line Loan may be made only on the last day of the Interest Period relating thereto unless the Borrower pays, in accordance with Section 5.10, BKB the costs and expenses incurred by BKB as a result of the repayment of such Swing Line Loan on a day other than the last day of such Interest Period relating thereto.

      2.10.5. The Swing Line Note. The obligation of the Borrower to repay the Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit E-2 attached hereto

      (the "Swing Line Note"), dated the Closing Date and payable to the order of BKB in a principal amount stated to be the lesser of (i) $10,000,000 and (ii) the aggregate principal amount of Swing Line Loans at any time advanced by BKB and outstanding hereunder. The Borrower irrevocably authorizes BKB to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the grid attached to such Note or BKB's records reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such grid or such records shall be prima facie evidence of the principal amount thereof owing and unpaid to BKB, but the failure to record, or any error in so recording, any such amount on such Note or such records shall not limit or otherwise affect the actual amount of the obligations of the Borrower hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

      2.11.  Funds for Syndicated Loan.

            2.11.1. Funding Procedures. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Syndicated Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Syndicated Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Syndicated Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Syndicated Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Syndicated Loans.

            2.11.2. Advances by Agent. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Syndicated Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Syndicated Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Syndicated Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Syndicated Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Syndicated Loans made on such Drawdown Date.

                            3.  REPAYMENT OF THE LOANS.

      3.1. Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. Mandatory Repayments of Loans. If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 4.2(b) and
(c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

      3.3. Optional Repayments of Syndicated Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Syndicated Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial repayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 3.3 other than on the last day of the Interest Period relating thereto shall be subject to Section 5.10. The Borrower shall give the Agent prior written notice (including without limitation by telex, facsimile or electronic mail) of any proposed prepayment pursuant to this Section 3.3, no later than 1:00 p.m., Boston time, on the proposed prepayment date, with respect to any proposed prepayment of Base Rate Loans, and three (3) LIBOR Business Days prior to any proposed prepayment of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Syndicated Loans shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                               4.  LETTERS OF CREDIT.

      4.1.  Letter of Credit Commitments.

            4.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $55,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the Total Commitment.

            4.1.2. Letter of Credit Applications. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            4.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
(ii) have an expiry date no later than the date which is fourteen (14) days prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

            4.1.4. Reimbursement Obligations of Banks. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

            4.1.5. Participations of Banks. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

      4.2. Reimbursement Obligation of the Borrower. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

      (a) except as otherwise expressly provided in Section 4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and
(ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

      (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

      (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 12, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

      Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Sectoin 5.11 for overdue principal on the Loans.

      4.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in
Section 4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid
Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      4.4. Obligations Absolute. The Borrower's obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

      4.5. Reliance by Issuer. To the extent not inconsistent with Section 4.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

      4.6. Letter of Credit Fee. The Borrower shall pay to the Agent quarterly in arrears, for the accounts of the Banks in accordance with their respective Commitment Percentages, a fee (in each case, a "Letter of Credit Fee") with respect to each Letter of Credit issued or renewed, at rate per annum equal to
(i) in respect of each standby Letter of Credit, the Letter of Credit Rate (as set forth in the Applicable Pricing), and (ii) in respect of each documentary Letter of Credit, 75% of the Letter of Credit Rate (but not less than 0.50%), in each case computed on the Maximum Drawing Amount of such Letter of Credit for the period such Letter of Credit is outstanding. In respect of each Letter of Credit, the Borrower shall also pay to the Agent, for the Agent's own account,
(x) on the date of issuance of any extension or renewal of a Letter of Credit, a fronting fee in an amount equal to one-eighth of one percent (0.125%) multiplied by the face amount of such Letter of Credit and (y) at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                          5.  CERTAIN GENERAL PROVISIONS.

      5.1. Agent's Fee. The Borrower shall pay to the Agent annually in advance, for the Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Agent's fee initially in the amount of $30,000.

      5.2. Arrangement Fee. The Borrower agrees to pay to the Agent, for the account of BancBoston Robertson Stephens Inc., as Arranger, on the Closing Date, an arrangement fee as set forth the fee letter dated November 3, 1999, among the Borrower, the Agent and BancBoston Robertson Stephens Inc.

      5.3.  Funds for Payments.

            5.3.1. Payments to Agent. All payments of principal, interest, Reimbursement Obligations, Letter of Credit Fees, Facility Fees, Utilization Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other place that the Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

            5.3.2. No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      5.4. Computations. All computations of interest on the Loans (other than LIBOR Rate Loans) and of Letter of Credit Fees, Facility Fees and Utilization Fees shall be based on a 365/366-day year and paid for the actual number of days elapsed. Computations of interest on LIBOR Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term Interest Period with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records of the related Notes from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

      5.5. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (i) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and
(iii) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

      5.6. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (i) the commitment of such Bank to make LIBOR Rate Loans or convert Loans of another Type to LIBOR Rate Loans shall forthwith be suspended and (ii) such Bank's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

      5.7. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

      (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

      (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

      (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

      (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is

            (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

            (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

            (iii) to require such Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      5.8. Capital Adequacy. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's commitment with respect to any Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate in accordance with ss.5.9 hereof. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

      5.9. Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence, absent demonstrable error, that such amounts are due and owing.

      5.10. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (ii) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Secton 2.7 or Section 2.8 or (iii) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

      5.11.  Interest After Default.

            5.11.1. Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate otherwise applicable until such amount shall be paid in full (after as well as before judgment).

            5.11.2. Amounts Not Overdue. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Banks pursuant to ss.25, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Loans hereunder.

      5.12. HLT Classification. If, after the date hereof, the Agent determines or is advised by any Bank that such Bank has determined, or the Agent receives notice from or is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments, Loans, Letters of Credit or Letter of Credit Participations are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks. The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Majority Banks agree on the amount of such increase or increases, this Credit Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Majority Banks fail to so agree and the Borrower has failed to refinance the Obligations within ninety (90) days after notice is given by the Agent as provided above, then the Agent shall, if so requested by the Majority Banks, by notice to the Borrower terminate the Commitments, and the Commitments shall thereupon terminate, with the provisions of Sections 3.2 and 4.2(c) then becoming applicable. The Agent and the Banks acknowledge that an HLT Classification is not a Default or an Event of Default.

      5.13. Guaranties of Subsidiaries. The Obligations shall be guaranteed pursuant to the terms of the Guaranty given by each Significant Subsidiary. The Borrower agrees to notify the Agent promptly of any Subsidiary qualifying as a Significant Subsidiary which shall not have theretofore executed and delivered a Guaranty, and to cause such Subsidiary to execute and deliver a Guaranty to the Agent.

                        6.  REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Banks and the Agent as follows:

      6.1.  Corporate Authority.

            6.1.1. Incorporation; Good Standing. Each of the Borrower and its Significant Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary. Schedule 6.1 hereto sets forth the names and jurisdictions of organization of all Subsidiaries of the Borrower, specifying those which are Significant Subsidiaries on the date hereof.

            6.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

            6.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      6.2. Governmental Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      6.3. Title to Properties; Leases. Except as indicated on Schedule 6.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      6.4.  Financial Statements.

            6.4.1. Fiscal Year. The Borrower and each of its Significant Subsidiaries has a fiscal year which is the twelve months ending on the Friday closest to November 30 in each calendar year.

            6.4.2. Financial Statements. There has been furnished to each of the Banks an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and an unaudited consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended. The Borrower shall furnish to each of the Banks, as soon as available, a copy of such consolidated balance sheet as at the Balance Sheet Date and such consolidated statement for the fiscal year then ended, as certified by PricewaterhouseCoopers LLP. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended (subject, in the case of the unaudited financial statements, to adjustments and notes included in the audited financial statements). There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

      6.5. No Material Changes, etc. Since the Balance Sheet Date, except as set forth in Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Significant Subsidiaries. Since the Balance Sheet Date, except as set forth in Schedule 6.5, the Borrower has not made any Distribution.

      6.6. Franchises, Patents, Copyrights, etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      6.7. Litigation. Except as set forth in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries considered as a whole or materially impair the right of the Borrower and its Subsidiaries considered as a whole to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      6.8. No Materially Adverse Contracts, etc. Neither the Borrower nor any of its Significant Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Significant Subsidiaries. Neither the Borrower nor any of its Significant Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Significant Subsidiaries.

      6.9. Compliance with Other Instruments, Laws, etc. Neither the Borrower nor any of its Significant Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Significant Subsidiaries.

      6.10. Tax Status. The Borrower and its Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      6.11.  No  Event of  Default.    No  Default  or Event  of  Default  has
occurred and is continuing.

      6.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      6.13. Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Significant Subsidiaries or any rights relating thereto.

      6.14. Certain Transactions. Except as set forth in Schedule 6.14, none of the officers, directors, or employees of the Borrower or any of its Significant Subsidiaries is presently a party to any transaction with the Borrower or any of its Significant Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      6.15.  Employee Benefit Plans.

            6.15.1. In General. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            6.15.2. Terminability of Welfare Plans. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or
Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

            6.15.3. Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

            6.15.4. Multiemployer Plans. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

      6.16.  Use of Proceeds.

            6.16.1. General. The proceeds of the Loans shall be used for share repurchases (subject to Section 8.4), acquisitions (subject to Section 8.5.3), working capital and general corporate purposes.

            6.16.2. Regulations U and X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            6.16.3. Ineligible Securities. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within 30 days thereafter, any Ineligible Securities underwritten or privately placed by a
Section 20 Subsidiary.

      6.17. Environmental Compliance. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 6.17 attached hereto:

      (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended

      ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

      (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

      (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and
(v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

      (d) None of the Borrower and its Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

      6.18. Subsidiaries, etc. Schedule 6.1 hereto sets forth all Subsidiaries of the Borrower. Except as set forth on Schedule 6.18 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

      6.19. Year 2000 Problem. The Borrower and its Significant Subsidiaries, prior to December 31, 1999, had (i) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "Year 2000 Compliant" (i.e. to assure that computer applications, imbedded microchips and other systems used by the Borrower or any of its Significant Subsidiaries, would be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and (ii) committed substantial resources to being Year 2000 Compliant. Based upon such review and upon experience since December 31, 1999, the Borrower reasonably believes that the Borrower and its Significant Subsidiaries are Year 2000 Compliant except to the extent that failure to be in compliance has and will have no materially adverse effect on the business or financial condition of the Borrower or any of its Significant Subsidiaries.

      6.20. Disclosure. None of this Credit Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Significant Subsidiaries in the case of any document or information not furnished by it or any of its Significant Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Significant Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Significant Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                     7.  AFFIRMATIVE COVENANTS OF THE BORROWER.

      The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Facility Fees, the Utilization Fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      7.2. Maintenance of Office. The Borrower will maintain its chief executive office in Lexington, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

      7.3. Records and Accounts. The Borrower will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage PricewaterhouseCoopers LLP or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Agent.

      7.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

      (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by PricewaterhouseCoopers LLP or by other independent certified public accountants reasonably satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default; and simultaneously with the delivery of the financial statements referred to in this subsection (a), a consolidated financial forecast for the Borrower and its Subsidiaries for the then current fiscal year;

      (b) as soon as  practicable,  but in any event not later  than  forty-five
(45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

      (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit F hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

      (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

      (e) from time to time such other financial data and information (including accountants, management letters) as the Agent or any Bank may reasonably request.

      7.5.  Notices.

            7.5.1. Defaults. The Borrower will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

            7.5.2. Environmental Events. The Borrower will promptly give notice to the Agent and each of the Banks (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
(ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries.

      7.5.3. Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $5,000,000.

      7.6. Corporate Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Significant Subsidiaries and will not, and will not cause or permit any of its Significant Subsidiaries to, convert to a limited liability company. It (i) will cause all of its properties and those of its Significant Subsidiaries used or useful in the conduct of its business or the business of its Significant Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause its Subsidiaries to, continue to engage in Substantially the Same Business; provided that nothing in this ss.7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

      7.7. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

      7.8. Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      7.9.  Inspection of Properties and Books, etc.

            7.9.1. General. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

            7.9.2. Communications with Accountants. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.9.2.

      7.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of its Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws,
(iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

      7.11. Employee Benefit Plans. The Borrower will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d)of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each

      Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

      7.12. Use of Proceeds. The Borrower will use the proceeds of the Loans solely for share repurchase (subject to Section 8.4), acquisitions (subject to Section 6.16.2, Section 6.16.3 and Section 8.5.3) working capital and general corporate purposes.

      7.13. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                  8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

      The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

      8.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

      (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

      (b)   endorsements   for   collection,   deposit  or   negotiation   and
warranties of products or services, in each case incurred in the ordinary course of business;

      (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, provided that, after giving effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with its covenants in Section 9;

      (d) Indebtedness existing on the date hereof and listed and described on Schedule 8.1 hereto;

      (e) Indebtedness of a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower;

      (f) Indebtedness in respect of guaranties of dealer store leases, provided that the maximum aggregate guaranty obligation in respect thereof shall not exceed $2,000,000 at any time;

      (g) Indebtedness in respect of foreign currency exchange, future or option contracts entered into in the ordinary course of business for the purpose of foreign currency risk hedging;

      (h) Indebtedness in respect of reimbursement obligations under letters of credit (other than Letters of Credit issued pursuant to Section 4 hereof) and bankers' acceptances incurred in the ordinary course of business, provided that the aggregate maximum amount available for drawing by the beneficiaries of such letters of credit and banker's acceptances outstanding at any time shall not exceed $130,000,000;

      (i) Indebtedness in respect of guaranties by the Borrower or any Subsidiary of Indebtedness of any Subsidiary permitted by this Section 8.1;

      (j) Indebtedness in respect of swap, future or option contracts the value of which are based on interest rates or other interest rate hedging arrangements entered into in the ordinary course of business; and

      (k) other Indebtedness not exceeding in the aggregate $5,000,000 at any time.

      8.2. Restrictions on Liens. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

      (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

      (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

      (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

      (d) liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

      (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

      (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

      (g) liens existing on the date hereof and listed on Schedule 8.2 hereto;

      (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 8.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

      (i) liens (if any) in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents; and

      (j)   lessor's liens and Capitalized Leases permitted by Section 8.1(c).

      8.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

      (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

      (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

      (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America, any state thereof or any country which is a member of the Organization for Economic Cooperation and Development that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., or not less than "A 1" if rated by Standard and Poor's Rating Group;

      (d) shares of any so-called money market fund which is registered under the Investment Company Act of 1940, as amended, is in compliance with Rule 2a-7 thereunder and has net assets of at least $250,000,000;

      (e) marketable direct or guaranteed obligations of a state of the United States of America or political subdivision thereof that at the time of purchase, if short-term, have been rated and the ratings for which are not less than "SP 1" or "A 1" if rated by Standard and Poor's Rating Group or not less than "MIG 1" or "VMIG 1" if rated by Moody's Investors Service, Inc. or, if long-term, have been rated and the ratings for which are not less than "AA" as rated by Standard and Poor's Rating Group;

      (f) shares of so-called "auction rate preferred stock" which have been rated "AAA" by Standard and Poor's Rating Group;

      (g) debt securities in a portfolio having an aggregate maximum market value of $20,000,000 at the time of investment (after giving effect to any investment), such portfolio to be managed by an independent investment manager registered as an investment adviser under the Investment Advisers Act of 1940, as amended, to consist of debt securities with a maximum duration of three (3) years and at least an investment grade rating by a nationally recognized statistical rating organization, not more than 5% of the total market value of the portfolio at any time to be represented by securities of any single issue;

      (h) Investments consisting of foreign currency exchange, future or option contracts entered into in the ordinary course of business for the purpose of foreign currency risk hedging;

      (i) Investments  consisting of swap,  future or option contracts the value
of  which  is  based  upon  interest   rates  or  other  interest  rate  hedging
arrangements entered into in the ordinary course of business;

      (j)   Investments   existing   on  the  date   hereof   and   listed  on
Schedule 8.3 hereto;

      (k) Investments with respect to Indebtedness permitted byss.8.1(f) so long as such entities remain Subsidiaries of the Borrower;

      (l) Investments consisting of the Guaranty or Investments by the Borrower in Subsidiaries of the Borrower;

      (m) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 8.5.2;

      (n)   Investments in Permitted Acquisitions pursuant to Section 8.5.3; and

      (o) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $5,000,000 in the aggregate at any time outstanding.

      8.4. Distributions. The Borrower will not make any Distributions; provided that the Borrower may make distributions ("Permitted Distributions") which satisfy the following tests: (i) the aggregate amount of such Distribution and all other Distributions during the same fiscal year of the Borrower does not exceed $30,000,000, and (ii) at the time of such Distribution, no Default or Event of Default has occurred and is continuing or would exist after giving effect to such Distribution.

      8.5.  Merger, Consolidation, Acquisitions and Disposition of Assets.

            8.5.1. Mergers and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, (a) become a party to any merger or consolidation except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or of two or more Subsidiaries of the Borrower, or (ii) a merger or consolidation in connection with a Permitted Acquisition in which the Borrower or a Subsidiary is the surviving entity, or (b) agree to or effect any asset acquisition or equity acquisition other than (i) the acquisition of assets in the ordinary course of business consistent with past practices and (ii) any Permitted Acquisition pursuant to Section 8.5.3.

            8.5.2. Disposition of Assets. The Borrower will not, and will not permit any Significant Subsidiary to, become a party to or agree to or effect disposition of all or any substantial portion of its assets (other than the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices).

            8.5.3 Acquisition of Businesses. The Borrower will not, and will not permit any of its Subsidiaries to, acquire the assets or equity of any going business, except any such acquisition of a business (i) which is engaged in Substantially the Same Business, and (ii) the cash purchase price for which, in the aggregate together with the cash purchase price paid for all other such acquisitions from and after the Closing Date, does not exceed $50,000,000 (a "Permitted Acquisition").

      8.6. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

      8.7. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, (i) use any of the Real Estate or
      any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (iii) generate any Hazardous Substances on any of the Real Estate, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

      8.8. Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will

      (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

      (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Seciton 302 of ERISA, whether or not such deficiency is or may be waived; or

      (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Seciton 302(f) or Section 4068 of ERISA; or

      (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Seciton 401(a)(29) of the Code; or

      (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities[, by more than the amount set forth in Section 6.15.3.]

      8.9. Business Activities. The Borrower will not, and will not permit its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any business activities which would represent a departure from Substantially the Same Business.

      8.10. Fiscal Year. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 6.4.1.

      8.11. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

                      9.  FINANCIAL COVENANTS OF THE BORROWER.

      The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

      9.1. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio (the "Fixed Charge Coverage Ratio"), as of the end of any fiscal quarter of the Borrower and for the period of four consecutive fiscal quarters then ended, of
(a) Consolidated Operating Cash Flow plus Rental Expense, to (b) Consolidated Total Interest Expense plus Rental Expense, to be less than 1.75:1.

      9.2. Funded Debt to EBITDA. The Borrower will not permit the ratio, as of the end of any fiscal quarter and for the period of four consecutive fiscal quarters then ended, of Total Funded Debt to Consolidated EBITDA to exceed 2.25:1.

      9.3. Consolidated Tangible Net Worth. The Borrower will not permit Consolidated Tangible Net Worth to be less than the sum of $200,000,000 plus, on a cumulative basis 50% of positive Consolidated Net Income for each fiscal quarter subsequent to the Closing Date, minus Permitted Distributions made subsequent to the Closing Date.

                              10.  CLOSING CONDITIONS.

      The obligations of the Banks to make the initial Loans and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to January 31, 2000:

      10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

      10.2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

      10.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its

      Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Agent.

      10.4. Incumbency Certificate. Each of the Banks shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party; (ii) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

      10.5. Certificates of Insurance. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

      10.6. Opinion of Counsel. Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Goodwin, Procter & Hoar LLP, counsel to the Borrower and its Subsidiaries.

      10.7. Payment of Fees. The Borrower shall have paid to the Banks or the Agent, as appropriate, the Agent's fee and the Arranger's fee pursuant to Section s5.1 and 5.2.

      10.8. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                         11.  CONDITIONS TO ALL BORROWINGS.

      The obligations of the Banks to make any Loan and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      11.1. Representations True; No Event of Default. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this

      Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

      11.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

                     12.  EVENTS OF DEFAULT; ACCELERATION; ETC.

      12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

      (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

      (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Letter of Credit Fee, any Facility Fee, any Utilization Fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, within five (5) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

      (c) the Borrower shall fail to comply with any of its covenants contained in Sections 8 or 9;

      (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.12.1) for twenty (20) days after written notice of such failure has been given to the Borrower by the Agent;

      (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

      (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, which in the aggregate represents Indebtedness of $2,000,000 or more, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or if any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

      (g) the Borrower or any Significant Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any Significant Subsidiary or of any substantial part of the assets of the Borrower or any Significant Subsidiary or shall commence any case or other proceeding relating to the Borrower or any
Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary and the Borrower or any Significant Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

      (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any Significant Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Significant Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

      (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

      (j) if any of the Guaranties shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

      (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

      (l) the Borrower or any Significant Subsidiary shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

      (m) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

      (n) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $5,000,000; or

      (o) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

      12.2. Termination of Commitments. If any one or more of the Events of Default specified in Section 12.1(g) or Section 12.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

      12.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                    13.  SETOFF.

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (i) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (ii) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 14. THE AGENT.

      14.1.  Authorization.

      (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

      (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

      (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative"
      of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all (if any) financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

      14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine.

      14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      14.4.  No Representations.

            14.4.1. General. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            14.4.2. Closing Documentation, etc. For purposes of determining compliance with the conditions set forth in Section 10, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or BancBoston Robertson Stephens Inc., as arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or BancBoston Robertson Stephens Inc. active upon the Borrower's account shall have received notice from such Bank not less than two (2) days prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or BancBoston Robertson Stephens Inc. to such effect on or prior to the Closing Date.

      14.5.  Payments.

            14.5.1. Payments to Agent. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

            14.5.2. Distribution by Agent. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            14.5.3. Delinquent Bank. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such
delinquency   and  without  giving  effect  to  the   nonpayment   causing  such
delinquency.

      14.6. Holders of Notes. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      14.8. Agent as Bank. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

      14.9. Resignation. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      14.10. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 14.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                         15.  EXPENSES AND INDEMNIFICATION.

      15.1. Expenses. The Borrower agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iii) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including without limitation the reasonable fees and expenses of Persons retained pursuant to Section 14.2, all title insurance premiums and surveyor, engineering and appraisal charges, and (iv) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries.

      15.2. Indemnification. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby (except to the extent any such claim, action or suit results from the gross negligence or willful misconduct of the Agent, its affiliate or the Bank seeking indemnification hereunder) including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any

      Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel (which shall be one counsel unless there is an unwaivable conflict of interest) and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.15.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

      15.3. Survival. The covenants contained in this ss.15 shall survive payment or satisfaction in full of all other Obligations.

                16.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

      16.1. Sharing of Information with Section 20 Subsidiary. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20
Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

      16.2. Confidentiality. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information
(a) after such information shall have become public other than through a violation of this ss.16, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document,

(g) to a Subsidiary  or affiliate of such Bank as provided in Section  16.1,  or
(h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of
Section 18.6. Moreover, each of the Agent, the Banks and any Section 20 Subsidiary is hereby expressly permitted by the Borrower to refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Agent, such Bank or such Section 20 Subsidiary and, for such purpose, the Agent, such Bank or such Section 20 Subsidiary may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses (provided that neither the Agent nor any Bank shall refer to the Borrower and its Subsidiaries or use such trade name, trademark, logo or distinctive symbol in any such advertising, promotion or marketing in the public media without the prior written consent of the Borrower).

      16.3. Prior Notification. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

      16.4. Other. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by the Borrower or any of its Subsidiaries. The obligations of each Bank under this
Section 16 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                          17.  SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                18.  ASSIGNMENT, PARTICIPATION AND ADDITIONAL BANKS.

      18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (i) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld (provided that consent of the Borrower shall not be required for any such assignment by any Bank to an Affiliate of such Bank or to another Bank whose Commitment Percentage will not thereby equal or exceed 50% of the aggregate Commitments of all of the Banks), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000 and (iv) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000 and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 18.10, be released from its obligations under this Credit Agreement.

      18.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

      (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

      (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

      (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

      (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

      (e)   such  assignee  represents  and  warrants  that it is an  Eligible
Assignee;

      (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

      (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

      (h)   such  assignee   represents   and  warrants  that  it  is  legally
authorized to enter into such Assignment and Acceptance; and

      (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      18.3. Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank or, as the case may be, Additional Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

      18.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

      18.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      18.6. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation. For purposes of this Section
18.6 an assignee or participant or potential assignee or participant may include a counterparty with whom such Bank has entered into or potentially might enter into a derivative contract referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document.

      18.7. Assignee or Participant Affiliated with the Borrower. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan
Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 12.1 or Section 12.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 12.1 or Section 12.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

      18.8. Miscellaneous Assignment Provisions. Any assigning Bank shall retain its rights to be indemnified pursuant to Section 15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 18 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      18.9. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

      18.10. Additional Banks. On one or more occasions, one or more Additional Banks may be admitted as Banks party to this Credit Agreement in connection with an increase of the Total Commitment pursuant to Section 2.4, subject to (i) execution and delivery by any such Additional Bank to the Agent, for recording in the Register pursuant to Section 18.4, of an Instrument of Adherence substantially in the form of Exhibit H hereto (an "Instrument of Adherence"),
(ii) acceptance of such Instrument of Adherence by each of the Agent and the Borrower by their respective executions thereof, (iii) execution and delivery by the Borrower of a Revolving Credit Note to the order of such Additional Bank in the form of Exhibit A hereto, and (iv) the payment by the Additional Bank to the Agent of the registration fee specified in Section 18.4. Upon the satisfaction of the foregoing conditions, from and after the effective date specified in each such Instrument of Adherence, which effective date shall be at least five (5) Business Days after the execution thereof, the Additional Bank shall be a Bank party hereto and have the rights and obligations of a Bank hereunder. By its execution and delivery of an Instrument of Adherence, each Additional Bank shall represent and warrant to and agree with the other parties to this Credit Agreement as follows:

      (a) that such Additional Bank has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Instrument of Adherence;

      (b) that such Additional Bank will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

      (c)   that such Additional Bank is qualified as an Eligible Assignee;

      (d) that such Additional Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

      (e) that such Additional Bank agrees that it will perform all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and

      (f) that such Additional Bank is legally authorized to enter into such Instrument of Adherence.

                                 19.  NOTICES, ETC.

      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

      (a) if to the  Borrower,  at  191  Spring  Street,  Lexington,  MA  02421,
Attention: Treasurer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

      (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Peter L. Griswold, Managing Director, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

      (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               20. GOVERNING LAW.

      THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF
MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  21. HEADINGS.

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                 22.  COUNTERPARTS.

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                            23.  ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.25.

                          24.  WAIVER OF JURY TRIAL.

      . The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit
Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                      25.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Any consent or approval required or permitted by this Credit Agreement to be given by the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to Section
5.10.2 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto) or the amount of the commitment fee or Letter of Credit Fees may not be decreased without the written consent of each Bank affected thereby; the amount of the Commitment of any Bank may not be increased without the written consent of the Borrower and of such Bank; the Syndicated Loan Maturity Date may not be postponed without the written consent of each Bank affected thereby; this Section 25 and the definition of Majority Banks may not be amended, and no Guaranty may be released, without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 15 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                 26.  SEVERABILITY.

      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                            [Signature page follows]

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              THE STRIDE RITE CORPORATION



                              By:         /s/ John M. Kelliher
                                John M. Kelliher

                              Treasurer

                              BANKBOSTON, N.A., individually and as Agent


                              By:         /s/ Peter L. Griswold
                                Peter L. Griswold

                                Managing Director

                              BANK OF AMERICA, N.A.


                              By:         /s/ Lisa B. Choi
                               Name: Lisa B. Choi

                              Title: Vice President

                              BANK ONE, NA
                              (Main office Chicago)

                              By:         /s/ Vincent R. Hercheb
                            Name: Vincent R. Hercheb

                              Title: Vice President

                                  SUNTRUST BANK

                              By:         /s/ W. David Widsom
                              Name: W. David Wisdom

                              Title: Vice President

                              THE BANK OF NEW YORK

                              By:         /s/ Charlotte Sohn

                              Name: Charlotte Sohn

                              Title: Vice President

                                   SCHEDULE 1

                                      BANKS

Bank                         Commitment Amount      Commitment Percentage

BankBoston, N.A.                $23,000,000                30.667%
100 Federal Street
Boston, MA  02110
Attn: Peter L. Griswold,
      Managing Director

Bank of America, N.A.           $13,000,000                17.333%
335 Madison Avenue
5th Floor
New York, NY  10017
Attn:

Bank One, NA                    $13,000,000                17.333%
1 Bank One Plaza
14th Floor
Chicago, IL 60670 Attn:

SunTrust Bank                   $13,000,000                17.333%
711 Fifth Avenue
16th Floor
New York, NY  10022
Attn:

The Bank of New York            $13,000,000                17.333%
One Wall Street
New York, NY  10286
Attn:

                                                                       EXHIBIT A

                              REVOLVING CREDIT NOTE

$____________________                                   January __, 2000

      FOR VALUE RECEIVED, the undersigned The Stride Rite Corporation, a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of ____________________, a ________________________________ (the
"Bank")        at        the        Bank's        head        office        at
----------------------------------------------------------------------:

      (a) prior to or on [January __, 2003] the  principal  amount of __________
($________) or, if less, the aggregate unpaid principal amount of Syndicated Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of January __, 2000 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other banks party thereto, and BankBoston, N.A., as Agent for the banks.

      (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

      (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

      This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Syndicated Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Syndicated Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Syndicated Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Syndicated Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

      The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned has caused this Revolving Credit Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

      [Corporate Seal]


                                    THE STRIDE RITE CORPORATION




                                    By: _______________________________
                                         Title:

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                               Amount of      Balance of
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    Date        of Loan        or Prepaid       Unpaid       Made By:
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

                                                                       EXHIBIT B

                                    GUARANTY

      GUARANTY, dated as of January __, 2000, by ________________, a _________________ corporation (the "Guarantor") in favor of (i) BankBoston, N.A., a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and the other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit Agreement dated as of January __, 2000 (as amended and in effect from time to time, the "Credit Agreement"), among The Stride Rite Corporation, a Massachusetts corporation (the "Company"), the Banks and the Agent, and (ii) each of the Banks.

      WHEREAS, the Company and the Guarantor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group;

      WHEREAS, the Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Company by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged);

      WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement that the Guarantor execute and deliver to the Agent, for the benefit of the Banks and the Agent, a guaranty substantially in the form hereof; and

      WHEREAS, the Guarantor wishes to guaranty the Company's obligations to the Banks and the Agent under or in respect of the Credit Agreement as provided herein;

      NOW, THEREFORE, the Guarantor hereby agrees with the Banks and the Agent as follows:

      1. Definitions. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

      2. Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Banks and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or any Bank first attempt to collect any of the Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder with respect to such Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the Banks and the Agent, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Agent on any number of occasions. All payments by the Guarantor hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Banks and the Agent.

      3. Guarantor's Agreement to Pay Enforcement Costs, etc. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any Bank in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

      4. Waivers by Guarantor; Bank's Freedom to Act. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Bank with respect thereto. The Guarantor waives promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or any Bank to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any Bank might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent the Agent or any Bank from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantor before or after the Agent's or such Bank's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any Bank.

      5. Unenforceability of Obligations Against Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Company by reason of the Company's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

      6.  Subrogation; Subordination.

          6.1. Waiver of Rights Against Company. Until the final payment and performance in full of all of the Obligations, the Guarantor shall not exercise and hereby waives any rights against the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any Bank in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantor will not claim any setoff, recoupment or counterclaim against the Company in respect of any liability of the Guarantor to the Company.

          6.2. Subordination. The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to the Guarantor is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Company to the Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by the

Guarantor as trustee for the Banks and the Agent and be paid over to the Agent, for the benefit of the Banks and the Agent, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          6.3. Provisions Supplemental. The provisions of this ss.6 shall be supplemental to and not in derogation of any rights and remedies of the Banks and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with the Guarantor for the benefit of the Banks and the Agent.

      7. Security; Setoff. The Guarantor grants to each of the Agent and the Banks, as security for the full and punctual payment and performance of all of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantor now or hereafter held by the Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such Bank to the Guarantor or subject to withdrawal by the Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent and the Banks is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantor under this Guaranty, whether or not the Agent or such Bank shall have made any demand under this Guaranty.

      8. Further Assurances. The Guarantor agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agent hereunder. The Guarantor acknowledges and confirms that the Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by the Guarantor concerning the financial condition of the Company and that the Guarantor will look to the Company and not to the Agent or any Bank in order for the Guarantor to keep adequately informed of changes in the Company's financial condition.

      9. Termination; Reinstatement. This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantor's intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at the address of the Agent for notices set forth in Section 19 of the Credit Agreement. No such notice shall affect any rights of the Agent or any Bank hereunder, including without limitation the rights set forth in Sections 4 and 6, with respect to any Obligations incurred or accrued prior to the receipt of such notice or any Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Agent or any

Bank upon the insolvency, bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

      10. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of the Agent, the Banks, Additional Banks (if any) becoming party to the Credit Agreement, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Bank may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Bank herein, all in accordance with
Section 18 of the Credit Agreement. The Guarantor may not assign any of its obligations hereunder.

      11. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Majority Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address set forth beneath its signature hereto, and if to the Agent, at the address for notices to the Agent set forth in Section 19 of the Credit Agreement, or at such address as either party may designate in writing to the other.

      13. Governing Law; Consent to Jurisdiction. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantor by mail at the address specified by reference in Section 12. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

      14. Waiver of Jury Trial. THE GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantor (i) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this Section 14.

      15. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                    [NAME OF GUARANTOR]




                                    By: _______________________________
                                         Title:

                                    Address:

                                    Telex:  ___________________________

                                    Telecopy:  ________________________

                                                                       EXHIBIT C

                             SYNDICATED Loan Request

                           THE STRIDE RITE CORPORATION

                                     [date]

BankBoston, N.A., as Agent
100 Federal Street
Boston, MA 02110

Attention:  ___________________

Ladies and Gentlemen:

      Reference is hereby made to that certain Revolving Credit Agreement, dated as of January __, 2000 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among The Stride Rite Corporation (the "Borrower"), BankBoston, N.A., and the other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and BankBoston, N.A., as agent for the Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      Pursuant to Section 2.7 of the Credit Agreement, we hereby request that a Syndicated Loan consisting of [a Base Rate Loan in the principal amount of $__________, or a LIBOR Rate Loan in the principal amount of $__________ with an Interest Period of _________] be made on __________ __, 200__. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Syndicated Loan on such date.

      We hereby certify that:

      (a) The aggregate outstanding principal amount of the Syndicated Loans on today's date, excluding this Borrowing, is $_________, the aggregate outstanding principal amount of the Swing Line Loans on today's date, including any Swing Line Loans to be made today, is $_________, the aggregate amount of Competitive Bid Loans outstanding on today's date is $_________, and the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations on today's date is $_________. The remainder of the Total Commitment minus the sum of the foregoing amounts specified in this clause (a) is $____________.

      (b) We will use the proceeds of the requested Syndicated Loan in accordance with the provisions of the Credit Agreement,

      (c) Each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit

Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date).

      (d)  No Default or Event of Default has occurred and is continuing.

                                    Very truly yours,

                                    THE STRIDE RITE CORPORATION



                                       By:

                                     Title:

                                                                   EXHIBIT D-1


                              COMPETITIVE BID NOTE

$____________________                                   January __, 2000

      FOR VALUE RECEIVED, the undersigned The Stride Rite Corporation, a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of ____________________, a ________________________________ (the
"Bank")        at        the        Bank's        head        office        at
----------------------------------------------------------------------:

      (a) prior to or on [January __, 2003] the principal amount of __________ ($________) or, if less, the aggregate unpaid principal amount of Competitive Bid Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of January __, 2000 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other banks party thereto, and BankBoston, N.A., as Agent for the banks;

      (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

      (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the Maturity Date at the times and at the rate provided in the Credit Agreement.

      This Competitive Bid Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Competitive Bid Loan or at the time of receipt of any payment of principal of this Competitive Bid Note, an appropriate notation on the grid attached hereto, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Competitive Bid Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Competitive Bid Loans set forth on the grid attached to this Competitive Bid Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Competitive Bid Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Competitive Bid Note when due.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Competitive Bid Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Competitive Bid Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

      The Borrower and every endorser and guarantor of this Competitive Bid Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Competitive Bid Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      THIS COMPETITIVE BID NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS COMPETITIVE BID NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      This Competitive Bid Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned has caused this Competitive Bid Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

      [Corporate Seal]


                                    THE STRIDE RITE CORPORATION




                                    By: _______________________________
                                         Title:

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                               Amount of      Balance of
                 Amount      Principal Paid    Principal     Notation
    Date        of Loan        or Prepaid       Unpaid       Made By:
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

                                                                   EXHIBIT D-2

                          Competitive Bid Quote Request

                                     [Date]

To:         BankBoston, N.A., as Agent (the "Agent")

From:       The Stride Rite Corporation (the "Borrower")

Re: Revolving Credit Agreement (as the same may be amended and in effect from time to time, the "Credit Agreement"), dated as of January __, 2000, among the Borrower, the lending institutions which are or may become parties thereto (the "Banks") and the Agent.

      We hereby give notice pursuant to Section 9.1(c) of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

Requested Drawdown Date:

Principal Amount*             Interest Period**             Maturity Date***

$

      Such Competitive Bid Quotes should offer a Competitive Bid Rate.

      Capitalized terms which are used herein without definition shall have the same meanings herein as in the Credit Agreement.

                                    The Stride Rite Corporation

                                    By:_____________________________
                                     Title:

---------------------
* Amount must be $5,000,000 minimum, or a greater integral multiple of $1,000,000, and may not exceed the $30,000,000.

** From 10 through 90 days, but not to extend beyond the Maturity Date; a maximum of three Interest Periods may be selected in one Competitive Bid Quote Request

***   Last day of Interest Period

                                                                   EXHIBIT D-3

                      Invitation for Competitive Bid Quotes

To:         [Name of Bank]

      Pursuant to Section 2.9.1(d) of the Revolving Credit Agreement, dated as of January __, 2000 (as the same is amended and in effect from time to time, the "Credit Agreement"), among The Stride Rite Corporation (the "Borrower"), the lending institutions which are or may become parties thereto (the "Banks"), and BankBoston, N.A., as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Requested Drawdown Date:

Principal Amount              Interest Period(s)*         Maturity Date**

$

      Such Competitive Bid Quotes should offer a Competitive Bid Rate.

      Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      Please respond to this invitation by no later than 10:00 a.m. (Boston time) on the requested Drawdown Date to the attention of [ ] at facsimile number [ ].

                                    BANKBOSTON, N.A., as Agent


                                    By:___________________________________
                                     Title:

--------------------

*     Up to three Interest Periods may be specified.
**    Last day of Interest Period

                                                                   EXHIBIT D-4

                              Competitive Bid Quote

BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts 02110
Attention:

      Re:   Competitive  Bid  Quote  to  The  Stride  Rite  Corporation  (the
"Borrower")

      In response to your invitation on behalf of the Borrower dated , 19 , we hereby make the following Competitive Bid Quote on the following terms:

1.    Quoting Bank:________________________________________________________
2.    Person to contact at quoting Bank:___________________________________
3.    Drawdown Date:_______________________________________________________*
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit
Agreement, dated as of January __, 2000 (as the same may be amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the lending institutions which are or may become parties thereto, and BankBoston, N.A., as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted in whole or in part by the Borrower.

      Principal                     Interest                Competitive Bid
      Amount**                      Period(s)***            Rate(s)****

      $
      $

5.    Aggregate Principal Amount:   $

      Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                                          Very truly yours,
                                          [NAME OF BANK]


Dated:_________________________           By:________________________
                                             Title:
--------------------

*     As specified in the related Invitation for Competitive Bid Quotes.
** Principal amount bid for each Interest Period may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and may not exceed the $30,000,000. Bids must be made for $5,000,000 or any larger multiple of $1,000,000.

*** From 10 through 90 days, as specified in the related Invitation for Competitive Bid Quotes.

**** Specify rate of interest per annum (each rounded to the nearest 1/1,000th of 1%) for each applicable Interest Period.

                                                                   EXHIBIT D-5


                       Notice of Competitive Bid Borrowing

BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts 02110

Attention:  _________________________

      Re: Revolving Credit Agreement (as the same may be amended and in effect from time to time the "Credit Agreement"), dated as of January __, 2000, among The Stride Rite Corporation (the "Borrower"), the lending institutions which are or may become parties thereto (the "Banks"), and BankBoston, N.A., as Agent.

      We hereby give notice pursuant to Section 2.9.1(g) of the Credit Agreement of our acceptance of the following Competitive Bid Quote(s):

1.    Bank:

2.    Drawdown Date:                            *

3. In the following principal amounts, for the following Interest Periods and at the following rates:

      Principal               Interest                Competitive Bid
      Amount**                Period(s)               Rate(s)***

      $
      $
[Repeat for each Bank as necessary]


4.    The aggregate principal amount for each Interest Period is:

            Interest                                  Aggregate
             Period                                   Principal Amount

                                                      $
                                                      $

--------------------

*     As specified in the related Invitation for Competitive Bid Quotes.
** Aggregate principal amount of each Competitive Bid Loan may not exceed applicable amount set forth in related Competitive Bid Quote Request, and must be $5,000,000 or a larger multiple of $1,000,000.

*** Specify rate of interest per annum (each rounded to the nearest 1/1,000th of 1%) for each applicable Interest Period.

      We hereby certify that:

      (a) We will use the proceeds of the requested Competitive Bid Loan in accordance with the provisions of the Credit Agreement.

      (b) Each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date.

      (c)  No Default or Event of Default has occurred and is continuing.

      Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

                                          Very truly yours,

                                          THE STRIDE RITE CORPORATION



Dated:____________________________        By:_____________________________
                                             Name:
                                             Title:

                                                                   EXHIBIT D-6

                         NOTICE OF COMPETITIVE BID LOANS

                                     [date]

To:         Each of the Banks referred to below

From:       BankBoston, N.A., as Agent

      Reference is hereby made to that certain Revolving Credit Agreement, dated as of January __, 2000, among The Stride Rite Corporation (the "Borrower"), the lending institutions which are or may become parties thereto (the "Banks"), and BankBoston, N.A., as agent for the Banks (the "Agent") (as amended and in effect from time to time, the "Credit Agreement"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      Under Section 2.9 of the Credit Agreement, the Borrower borrowed $________ in Competitive Bid Loans on _____________, 200__ with an Interest Period of _____________________. The Competitive Bid Rate for the period is _______%.

      A range of Competitive Bid Quotes were submitted. The bids ranged from _____% to _____%.

                              BANKBOSTON, N.A.,  as Agent


                              By: ___________________________
                                Title:

                                                                   EXHIBIT E-1
                             Swing Line Loan Request

                           THE STRIDE RITE CORPORATION

                                     [date]

BankBoston, N.A., as Agent
100 Federal Street

Boston, MA 02110

Attention:  ___________________

Ladies and Gentlemen:

      Reference is hereby made to that certain Revolving Credit Agreement, dated as of January __, 2000, (as the same may be amended and in effect from time to time, the "Credit Agreement"), among The Stride Rite Corporation, BankBoston, N.A. and certain other lending institutions which are or may become parties thereto from time to time (collectively, the "Banks"), and BankBoston, N.A., as agent for the Banks (the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      Pursuant to Section 2.10.2(b) of the Credit Agreement, we hereby request that a Swing Line Loan in the principal amount of $__________, be made on ________________ [Drawdown Date]. The Swing Line Loan Maturity Date relating to such Swing Line Loan shall be ________________. We understand that this request is irrevocable and binding on us and obligates us to accept the requested Swing Line Loan on such date.

      We hereby certify that:

      (a) The aggregate outstanding principal amount of the Syndicated Loans on today's date, including amounts to be borrowed today, is $_________, the aggregate outstanding principal amount of the Swing Line Loans as of today's date, including this borrowing, is $_________, the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligation on today's date, is $_________, the aggregate amount of Competitive Bid Loans outstanding on today's date is $________; and the sum of the foregoing amounts is

$----------------.

      (b) We will use the proceeds of the requested Swing Line Loan in accordance with the provisions of the Credit Agreement.

      (c) Each of the representations and warranties contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true as of the date as of which it was made and is true at and as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date).

      (d)  No Default or Event of Default has occurred and is continuing.

                                    Very truly yours,

                                    THE STRIDE RITE CORPORATION



                                       By:

                                     Title:

                                                                   EXHIBIT E-2


                                 SWING LINE NOTE

$10,000,000                                             January __, 2000

      FOR VALUE RECEIVED, the undersigned The Stride Rite Corporation, a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of BankBoston, N.A., a national banking association (the "Bank") at the Bank's head office at 100 Federal Street, Boston, Massachusetts 02110:

      (a) prior to or on [January __, 2003] the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less, the aggregate unpaid principal amount of Swing Line Loans advanced by the Bank to the Borrower pursuant to the Revolving Credit Agreement dated as of January __, 2000 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Bank and other banks party thereto, and BankBoston, N.A., as Agent for the banks;

      (b) the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

      (c) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the Maturity Date at the times and at the rate provided in the Credit Agreement.

      This Swing Line Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

      The Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal of this Swing Line Note, an appropriate notation on the grid attached hereto, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on the grid attached to this Swing Line Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Swing Line Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Swing Line Note when due.

      The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Swing Line Note on the terms and conditions specified in the Credit Agreement.

      If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Swing Line Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

      No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

      The Borrower and every endorser and guarantor of this Swing Line Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Line Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      THIS SWING LINE NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS COMPETITIVE BID NOTE MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.19 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      This Swing Line Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the undersigned has caused this Swing Line Note to be signed in its corporate name and its corporate seal to be impressed thereon by its duly authorized officer as of the day and year first above written.

      [Corporate Seal]


                                    THE STRIDE RITE CORPORATION




                                    By: _______________________________
                                         Title:

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

                                                                       EXHIBIT F

                             COMPLIANCE CERTIFICATE

                                     [Date]

To the Banks Party to the
  Credit Agreement Referred to Below

c/o BankBoston, N.A., as Agent
100 Federal Street
Boston, Massachusetts 02110

Attn:  Peter L. Griswold, Managing Director

Ladies and Gentlemen:

     Reference is made to the Revolving Credit Agreement, dated as of January __, 2000 (as amended and in effect from time to time, the "Credit Agreement"), by and among The Stride Rite Corporation (the "Borrower"), BankBoston, N.A., the other lenders that may become parties thereto from time to time (collectively, the "Banks"), and BankBoston, N.A., as agent for the Banks (the "Agent"). Capitalized terms used herein without definition and which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

     Pursuant to Section 7.4(c) of the Credit Agreement, the principal financial or accounting officer of the Borrower hereby certifies to each of you as follows: (a) the information furnished in the calculations attached hereto was true and correct as of the last day of the fiscal [year] [quarter] next preceding the date of this certificate; (b) as of the date of this certificate, there exists no Default or Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default or an Event of Default; and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except, in the case of quarterly statements, for provisions for footnotes and, in all cases, except as disclosed therein).

     IN WITNESS WHEREOF, the undersigned officer has executed this Compliance Certificate as of the date first written above.

                                   THE STRIDE RITE CORPORATION


                                   By:_______________________________
                                     Title:

                         COMPLIANCE CERTIFICATE SCHEDULE

                               Financial Covenants

                     For the quarter ended ________, 200_

For all purposes of this Schedule, terms are used as defined in the Credit Agreement; and in the event of any ambiguity or conflict, the provisions of the Credit Agreement shall prevail.

Section 9.1 - Fixed Charge Coverage Ratio

      (For the period of four consecutive fiscal quarters then ended)

1.  Consolidated Operating Cash Flow

      (a)  Consolidated EBITDA

          (i)      Consolidated earnings (or loss) from
                   operations                                    $_________
                         after expenses and other proper
                   charges:
          (ii)     Add back:
                         Depreciation:           $__________
                         Amortization:           $__________
                         Nonrepetitive

                            noncash charges:     $__________
                         Total:                                  $_________
          (iii)    Minus: extraordinary nonrecurring items       $_________
                                     of income:
          (iv)     Result of (i) plus (ii) minus (iii):          $_________

      (b)   Includable Interest Income

            (i)  Earned income on cash balances:             $__________
            (ii)  $10,000,000 times 30-day LIBOR Rate:       $__________
            (iii)   Result of (i) minus (ii):                $__________

      (c)   Capitalized Expenditures (to the extent not
            deducted in 1(a)):                               $__________

      (d)   Result of (a)(iv) plus (b)(iii) minus (c):       $__________

2.   Rental Expense:                                         $__________

3.   Consolidated EBITDA plus Rental Expense:                $__________

4.   Consolidated Total Interest Expense:                         $_________

5.  Rental Expense:                                               $_________

6.  Consolidated Total Interest Expense plus Rental Expense:      $_________

7.  Ratio of 3 to 6:                                              ___:___

         Minimum Ratio:                                           1.75:1

Section 9.2 - Funded Debt to EBITDA Ratio

      (For the period of four consecutive fiscal quarters then ended)

1.  Total Funded Indebtedness

      (i)      Indebtedness relating to the borrowing of
               money or utilization of credit (including
               letters of credit except (x) documentary
               letters of credit and (y) standby letters of     $________
               credit to the extent supporting included
               Indebtedness):

      (ii)     Obligations under Capitalized Leases:            $________

      (iii)    Sum of (i) and (ii):                             $________


2. Consolidated  EBITDA
        (Item 1(a)(iv) above):                                  $________

3.  Ratio of 1 to 2:                                             ____:___
          Maximum Ratio Permitted:                               2.25:1.0


Section 9.3 - Consolidated Tangible Net Worth

1.  Consolidated Net Worth

       (i)      Consolidated Total Assets:                      $________

       (ii)     Consolidated Total Liabilities:                 $________

       (iii)    Result of (i) minus (ii):                       $________

2.  Total book value of intangible assets:                      $________

3.  Write-up in book value of any assets resulting from
   revaluation after Balance Sheet Date:                        $________

4.  Consolidated Tangible Net Worth

   (1 minus 2 and 3):                                           $________

5.  Initial Amount:                                            $200,000,000

6.  50% of cumulative positive Consolidated Net Income,
   beginning with fiscal quarter ending December 3, 1999        $________
   (with no deduction for losses):

7.  Aggregate Permitted Distributions since Closing Date:       $________

8.  Required Consolidated Tangible Net Worth

   (5 plus 6 minus 7):                                           $________

9.  Excess (Deficit) TNW
   (4 minus 8):                                                  $__________

                                                                       EXHIBIT G

                            ASSIGNMENT AND ACCEPTANCE

                         Dated as of ____________, 2000

      Reference is made to the Revolving Credit Agreement , dated as of January __, 2000 (as from time to time amended and in effect, the "Credit Agreement"), by and among The Stride Rite Corporation, a Massachusetts corporation (the "Borrower"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and BankBoston, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      ______________________________        (the        "Assignor")        and
______________________________ (the "Assignee") hereby agree as follows:

      1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $__________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to _______.00% in respect of the Total Commitment immediately prior to the Effective Date (as hereinafter defined).

      2. Assignor's Representations. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment and Acceptance,
(B) as of the date hereof, its Commitment is $__________, its Commitment Percentage is __________.00%, the aggregate outstanding principal balance of its Syndicated Loans equals $__________, the aggregate amount of its Letter of Credit Participations equals $__________ (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (C) immediately after giving effect to all assignments which have not yet become effective, the
Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance, (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any of its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Credit Note and the Competitive Bid Note delivered to it under the Credit Agreement.

      The Assignor requests that the Borrower exchange the Assignor's Revolving Credit Note and the Competitive Bid Note for new Revolving Credit and Competitive Bid Notes payable to the Assignor and the Assignee as follows:

       Notes Payable to     Amount of Revolving          Amount of
        the Order of:           Credit Note         Competitive Bid Note

      Assignor              $____________               $____________
      Assignee              $____________               $____________


      3. Assignee's Representations. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment and Acceptance, (B) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) represents and warrants that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vii) acknowledges that it has made arrangements with the Assignor satisfactory to the Assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      4. Effective Date. The effective date for this Assignment and Acceptance shall be _______________, 2000 (the "Effective Date"). Following the execution of this Assignment and Acceptance [and the consent of the Borrower hereto having been obtained], each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance by the Agent and recording in the Register by the Agent. Schedule 1 to the Credit Agreement
      shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

      5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 15 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

      6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

      8.  Counterparts.    This  Assignment  and Acceptance may be executed in
any number of counterparts which shall together constitute but one and the same agreement.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                            [NAME OF ASSIGNOR]


                                            By:
                                                Title


                                            [NAME OF ASSIGNEE]


                                            By:
                                                Title

CONSENTED TO:

BANKBOSTON, N.A., as Agent


By:
      Title:


THE STRIDE RITE CORPORATION


By:
      Title:

                                                                       EXHIBIT H

                             INSTRUMENT OF ADHERENCE

                         Dated as of ____________, 2000

      Reference is made to the Revolving Credit Agreement , dated as of January __, 2000 (as from time to time amended and in effect, the "Credit Agreement"), by and among The Stride Rite Corporation, a Massachusetts corporation (the "Borrower"), the banking institutions referred to therein as Banks (collectively, the "Banks"), and BankBoston, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

      _____________________________________,   a  ________________________  (the
"Additional Bank"), hereby agrees to become a Bank party to the Credit Agreement, subject to and in accordance with the following provisions:

      1.  Commitment to Lend.

      (a) Subject to the terms and conditions set forth in this Instrument of Adherence and the Credit Agreement, the Additional Bank hereby agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Effective Date hereof up to but not including the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.7 of the Credit Agreement, such Syndicated Loans as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to the Additional Bank's Commitment minus the Additional Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided, that the sum of the outstanding amount of the Loans under the Credit Agreement (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment.

      (b) The Additional Bank's Commitment Amount, as of the Effective Date, is $______________, and Commitment Percentage is ______________% of the aggregate Commitments of all of the Banks.

      2.  Additional  Bank's  Representations.    The  Additional  Bank hereby
represents and warrants to, and agrees with, the other parties to the Credit Agreement as follows:

      (a) The Additional Bank has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in
Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Instrument of Adherence.

      (b) The Additional Bank will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

      (c)   The Additional Bank is qualified as an Eligible Assignee.

      (d) The Additional Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

      (e) The Additional Bank agrees that it will perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

      (f) The Additional Bank is legally authorized to enter into this Instrument of Adherence.

      3. Effective Date. The effective date for this Instrument of Adherence shall be _______________, 200_ (the "Effective Date"). Following the execution of this Instrument of Adherence by the Additional Bank and the consent of the Agent and Borrower hereto having been obtained, the Agent shall record in the Register the Additional Bank's Commitment, the Borrower shall execute and deliver to the Additional Bank a Revolving Credit Note and a Competitive Bid Note, each dated as of the Effective Date and completed appropriately with respect to the Additional Bank's Commitment. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

      4. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, the Additional Bank shall be a party to the Credit Agreement and, to the extent provided in this Instrument of Adherence, have the rights and obligations of a Bank thereunder.

      5. Governing Law. THIS INSTRUMENT OF ADHERENCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF
LAWS).

      6.  Counterparts.    This Instrument of Adherence may be executed in any
number of counterparts which shall together constitute but one and the same agreement.

      IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Instrument of Adherence to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                          [NAME OF ADDITIONAL BANK]



                                            By:
                                                Title


CONSENTED TO:

BANKBOSTON, N.A., as Agent


By:
      Title:


THE STRIDE RITE CORPORATION


By:
      Title:

                                        SCHEDULE 6.1


                                SUBSIDIARIES OF THE BORROWER



     The subsidiaries of the Borrower, all of which are wholly owned by the Borrower, are listed below:

                                                     Place of Incorporation

   *    Stride Rite Children's Group, Inc.           Massachusetts
   *    Sperry Top-Sider, Inc.                       Massachusetts
   *    The Keds Corporation                         Massachusetts
   *    Tommy Hilfiger Footwear, Inc.                Massachusetts
   *    SR Holdings Inc.                             Delaware

        Stride Rite International Corp.              Massachusetts
        Stride Rite Sourcing International, Inc.     Massachusetts
        Boston Footwear Group, Inc.                  Massachusetts
        S/R Ecom, Inc.                               Massachusetts
        Stride Rite Investment Corporation           Massachusetts
        Stride Rite Manufacturing of Missouri, Inc.  Missouri
        SRR, Inc.                                    Delaware
        SRL, Inc.                                    Delaware
        SR California Inc.                           California
        Stride Rite Canada Limited                   Canada
        S.R. Footwear Limited                        Bermuda
        Stride Rite de Mexico, S.A. de C.V.          Mexico





*Denotes a Significant Subsidiary

                                        SCHEDULE 6.3

                                    TITLE TO PROPERTIES







                       This Schedule 6.3 is intentionally left blank.

                                        SCHEDULE 6.5

                                    NO MATERIAL CHANGES







Distributions since the Balance Sheet Date, December 3, 1999:


o     Dividend payment on common shares                     $2,247,164.42

o     Common stock repurchased                              $3,869,612.83

                                        SCHEDULE 6.7

                                         LITIGATION

See paragraph on Saco, Maine Landfill in Schedule 6.17.

                                       SCHEDULE 6.14

                                        TRANSACTIONS

o Donald R. Gant, a director of the Borrower, is a Limited Partner of The Goldman Sachs Group L.P., an investment banking firm that, from time to time, provides services to the Borrower.

o Bruce Van Saun, a director of the Borrower, is Senior Executive Vice President and Chief Financial Officer of Bank of New York, one of the lending institutions in this Revolving Credit Agreement.

                                       SCHEDULE 6.17

                                  ENVIRONMENTAL COMPLIANCE




Saco, Maine Landfill. Joseph M. Herman Co., Inc., which was merged into Sperry Top-Sider, Inc., was a party to an environmental action regarding a landfill in Saco, Maine. Sperry has entered into an Administrative Consent Order with the EPA pursuant to which we will be required to pay $18,000 to settle our liability as a potentially "responsible party" for contamination found at this site. The Consent Order is presently out for public comment via publication in the Federal Register, and we are awaiting word from the EPA of its effective date.



Harrison Ave., Boston, Massachusetts. Stride Rite Children's Group, Inc. owned a former distribution center located on Harrison Ave., Boston, MA. It was determined in 1990 that an underground storage tank at this facility that was used for heating oil had leaked some of its contents into the surrounding soil and groundwater. 134 tons of oil-contaminated soil was excavated from the vicinity of the LUST (Leaky Underground Storage Tank) and was removed from the premises for off-site disposal. By the end of 1991all of the UST's had been removed from the property. For the last 3-5 years of our ownership, we operated oil/water separators in the basement to clean the oil from groundwater that appeared in some of the basement sump holes. Prior to selling the facility we recorded an Activity and Use Limitation on the affected site (e.g., it cannot be used as a playground or as farmland for crops intended for human consumption).

Huntington, Indiana. Stride Rite Children's Group, Inc. owns a distribution center in Huntington, Indiana, which has two underground fuel oil tanks. The tanks were vacuum tested in November 1996 and found to be tight at such time.

                                       SCHEDULE 6.18

                                JOINT VENTURE OR PARTNERSHIP



o SR Holdings, Inc. is a 49% venture partner in a joint venture to own and operate a footwear manufacturing plant in Thailand known as PSR Footwear Co., Ltd.


o SR Holdings, Inc. is a Limited Partner in the investment partnership called Boston Ventures Limited Partnership II carried on the books of the Borrower at approximately $63,000 on the Balance Sheet Date.

                                        SCHEDULE 8.1

                                        INDEBTEDNESS

Approximately $32,700,000.00 of indebtedness to BankBoston, N.A., for short-term borrowings which will be refinanced by this Revolving Credit Facility.

                                        SCHEDULE 8.2

                                           LIENS

                       This Schedule 8.2 is intentionally left blank.

                                        SCHEDULE 8.3

                                        INVESTMENTS

o SR Holdings, Inc. is a Limited Partner in the investment partnership called Boston Ventures Limited Partnership II carried on the books of the Borrower at approximately $63,000 on the Balance Sheet Date.

o The Keds Corporation holds Common stock in Weiners Stores Inc. valued at approximately $38,000 on the Balance Sheet Date.